Exhibit 31.3

Certification of Chief Executive Officer

I, Blair Jordan, certify that:

1.	I have reviewed this Annual Report on Form 10-K/A of 180 Life Sciences Corp. (the “registrant”); and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 25, 2025

/s/ Blair Jordan
Blair Jordan
Chief Executive Officer (Principal Executive Officer)